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                                                                   Exhibit 10.3

                       INCENTIVE COMPENSATION AGREEMENT
                       --------------------------------
                       (RETAIL VALUE MANAGEMENT, LTD.)


        This INCENTIVE COMPENSATION AGREEMENT (this "AGREEMENT") is made effective as of February 11, 1998 (the "Effective Date"), by and among Developers Diversified Realty Corporation, an Ohio corporation (the "COMPANY"), and Scott A. Wolstein (the "EXECUTIVE"). Capitalized terms not defined when first used herein are defined in SECTION 3 hereof.

                                  RECITALS:


        A. On October 14, 1997, the Company entered into an agreement with The Prudential Life Insurance Company of America ("PRUDENTIAL") and Retail Value Management, Ltd. ("RETAIL VALUE MANAGEMENT"), to form the Retail Value Investment Program (the "PROGRAM").

        B. The Program was formed to invest nationally in retail properties that are in need of substantial re-tenanting and marketing repositioning.

        C. Retail Value Management will act as the general partner of limited partnerships to be formed for the purpose of acquiring the retail properties targeted by the Program (collectively, the "PROGRAM LIMITED PARTNERSHIPS").

        D. Pursuant to the terms of the partnership agreements for the Program Limited Partnerships (collectively, the "PROGRAM PARTNERSHIP AGREEMENTS"), Retail Value Management is entitled to receive 33% of the distributions from each Program Limited Partnership after the limited partners of the Program Limited Partnerships have received a return of their capital together with a 10% per annum return on their investment (collectively, the "GENERAL PARTNER PROGRAM DISTRIBUTIONS").

        E. At the time of its formation, the Executive was the sole member of Retail Value Management.

        F. The Executive has assigned his entire interest in Retail Value Management to the Company (the "ASSIGNMENT").

        G. Under the terms of the Program Partnership Agreements, the Executive was required to own at least 25% of the equity interests in Retail Value Management (the "OWNERSHIP REQUIREMENT").

        H. As a condition to granting its consent to the Assignment and termination of the Ownership Requirement, Prudential required that the Executive retain a significant economic interest in the Program (the "SIGNIFICANT ECONOMIC INTEREST REQUIREMENT").


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        I.  In order to satisfy the Significant Economic Interest Requirement, the Executive Compensation Committee of the Company has approved, and by this Agreement desires to implement, the following incentive compensation plan pursuant to which the Executive is entitled to earn up to 25% of the General Partner Program Distributions.

        NOW, THEREFORE, based on the foregoing premises and intending to be legally bound, the parties to this Agreement hereby agree as follows:

        1. DETERMINATION AND PAYMENT OF INCENTIVE COMPENSATION. (a) For each Performance Period during the Term the Executive shall be entitled to incentive compensation as follows:

            (a) if the Total Shareholder Return is 6% or less AND the FFO Increase is 5% or less, the Executive shall not be entitled to any incentive compensation under this Agreement for the Performance Period in question; or

            (b) if the Total Shareholder Return is 12% or greater OR the FFO Increase is 10% or greater, the Executive shall be entitled to incentive compensation under this Agreement for the Performance Period in question equal to 25% of all General Partner Program Distributions for the Performance Period in question; or

            (c) if the Total Shareholder Return is greater than 6% but less than 12% OR the FFO Increase is greater than 5% but less than 10%, the Executive shall be entitled to incentive compensation under this Agreement for the Performance Period in question equal to the greater of: (i) the product of all General Partner Program Distributions for the Performance Period in question MULTIPLIED by the Applicable Total Shareholder Return Percentage for the Performance Period in question and (ii) the product of all General Partner Program Distribution for the Performance Period in question MULTIPLIED BY the Applicable FFO Increase Percentage for the Performance Period in question.

        2. TIMING AND MANNER OF PAYMENT OF INCENTIVE PAYMENT AMOUNT. No later than the forty-fifth (45th) day following the determination by the Company of Total Shareholder Return and FFO Increase for a Performance Period, which determination shall be made at least once each calendar year or partial calendar year, as the case may be, during the Term of this Agreement consistent with the Company's historic practice, the Company shall pay to the Executive any incentive compensation due for the Performance Period in question as determined under Section 1 of this Agreement. The Company shall deliver to the Executive a certificate signed by the Chief Financial Officer of the Company that sets forth in reasonable detail the Total Shareholder Return and the FFO Increase for the Performance Period in question as well as the Company's determination of the incentive compensation due to the Executive under Section 1 of this Agreement for the Peformance Period in question. Any dispute between the Executive and the Company with respect to the Total Shareholder Return, the FFO Increase or the amount

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of incentive compensation due to the Executive under Section 1 of this
Agreement shall be submitted for resolution to the independent certified public accountants of the Company (the "Accountants"). The Accountants' determination of the matters in dispute shall be final and binding on the parties. The Company shall bear the costs of the Accountants relating to any such dispute. Any incentive compensation payable under this Agreement shall be paid in immediately available funds.

        3.  DEFINITIONS.

            "APPLICABLE FFO INCREASE PERCENTAGE" shall be determined by multiplying 25 by the quotient of (a) the FFO Increase minus .05 DIVIDED BY (b) ..05, and shall be expressed as a percentage.

            "APPLICABLE TOTAL SHAREHOLDER RETURN PERCENTAGE" shall be determined by multiplying 25 by the quotient of (a) the Total Shareholder Return minus .06 DIVIDED BY (b) .06, and shall be expressed as a percentage.

            "COMMON SHARES" means shares of common stock of the Company, without par value.

            "FFO" means funds from operations calculated in accordance with the method of calculation used from time to time by the Company and the National Association of Real Estate Investment Trusts, before deducting any incentive compensation expense resulting from distributions received from the Program that are not characterized as funds from operations.

            "FFO INCREASE" means the average annual increase in FFO for the period commencing on the Effective Date and ending on the last day of the calendar month of the Performance Period in question, expressed as a percentage.

            "PERFORMANCE PERIOD" means each calendar year or partial calendar year during the Term of this Agreement.

            "TERM" means the period beginning on the Effective Date and ending on the day that the last of the Program Limited Partnerships is dissolved.

            "TOTAL SHAREHOLDER RETURN" means the average annual return on Common Shares for the period commencing on the Effective Date and ending on the last day of the calendar month of the Performance Period in question, expressed as a percentage. The annual return to shareholders shall be determined by taking into account all dividends and interest paid on account of Common Shares as well as the per share appreciation in the per share price of Common Shares.

        4. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement shall be effective (x) against the Executive unless such modification,

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amendment or waiver is approved in writing by the Executive or (y) against the
Company unless such modification, amendment or waiver is approved in writing by the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        6. ENTIRE AGREEMENT. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may relate to the subject matter hereof in any way.

        7. SUCCESSORS AND ASSIGNS; DEATH AND DISABILITY. This Agreement shall inure to the benefit of and be enforceable by the Executive and his successors and assigns. The death or disability of the Executive during the Term of this Agreement shall not affect the Company's obligations hereunder. Following the Executive's death or during any period of the Executive's disability, the Company shall make any payments of incentive compensation required hereunder to the Executive's estate, heirs, trustees, personal representatives or legal guardians, as the case may be.

        8. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        9. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties at the addresses set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

            Scott A. Wolstein
            c/o Developers Diversified Realty Corporation
            3300 Enterprise Parkway
            Beachwood, Ohio 44122

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             Developers Diversified Realty Corporation
             3300 Enterprise Parkway
             Beachwood, Ohio 44122

        10. GOVERNING LAW. The construction, validity and interpretation of this Agreement shall be governed by the internal law of the State of Ohio.

        11. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        DEVELOPERS DIVERSIFIED REALTY
                                        CORPORATION

                                        By   /s/ David M. Jacobstein
                                           ------------------------------------

                                        Its   President
                                           ------------------------------------


                                        /s/ Scott A. Wolstein
                                        ---------------------------------------
                                        SCOTT A. WOLSTEIN

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